
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean Witter
Diversified Futures Fund II L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                      12,017,764
<SECURITIES>                                         0
<RECEIVABLES>                                   42,181
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              12,878,747<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                12,878,747<F2>
<SALES>                                              0
<TOTAL-REVENUES>                           (1,423,872)<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               432,794
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,856,666)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,856,666)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,856,666)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $818,802.
<F2>Liabilities include redemptions payable of $296,797, accrued brokerage commissions of $96,578, accrued management fees of $32,193 and accrued transaction fees and costs of $1,664.
<F3>Total revenues includes realized trading revenue of $(1,523,712), net change in unrealized of $(33,617) and interest income of $133,457.

